CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 7, 2023, relating to the financial statements and financial highlights of Capital Income Builder, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial highlights”, “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

December 22, 2023